UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2009

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2009 the Company announced that Lori A. Ritchey, age 45, had been appointed Vice President, Controller and Chief Accounting Officer, effective April 9. Ms. Ritchey joined the Company in December 2008 as Vice President, Internal Audit. From July 2006 to November 2008, Ms. Ritchey served as the director of the internal audit department, and from May 2003 to July 2006 she was manager of external reporting, at MeadWestvaco Corporation, a provider of packaging solutions for consumer products. Ms. Ritchey’s prior experience includes seven years at Deloitte, most recently as audit manager, and three years with Ethicon Endo Surgery, Inc., a division of Johnson & Johnson.

There are no family relationships between Ms. Ritchey and any director or executive officer of the Company, and she has no direct or indirect material interest in any transactions with the Company.

Brian D. Donnan, who had informed the company of his desire to retire, relinquished his duties as chief accounting officer and controller upon Ms. Ritchey’s appointment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

April 9, 2009	By:	/s/Jeffrey A. Zalla

Name: Jeffrey A. Zalla
Title: Senior Vice President and Chief Financial Officer